UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2020

MIDDLEFIELD BANC CORP.

(Exact name of registrant as specified in its charter)

Ohio	001-36613	34-1585111
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

15985 East High Street, Middlefield, Ohio 44062

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (440) 632-1666

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MBCN	The NASDAQ Stock Market, LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On May 13, 2020, Middlefield Banc Corp. (the “Company”) held its annual meeting of shareholders (the “Meeting”). One of the proposals for the shareholders at the Meeting was to approve and adopt an amendment to the Company’s Second Amended and Restated Articles of Incorporation (the “Articles”) to increase the number of authorized shares of common stock from 10,000,000 to 20,000,000 (the “Amendment”). After the Meeting, the Company identified an inadvertent discrepancy related solely to the broker discretion with respect to the Amendment proposal in the Meeting’s proxy statement. The Amendment was in fact considered to be a routine proposal by the New York Stock Exchange. As a result, the Company will not file the Amendment with the Ohio Secretary of State and will continue to have 10,000,000 authorized shares of common stock. The Company will seek approval to amend its Articles to increase its authorized shares of common stock at a later date and subject to a new proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MIDDLEFIELD BANC CORP.

By:	/s/ James R. Heslop, II
James R. Heslop, II
Executive Vice President and COO

Date: July 27, 2020